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Exhibit 3.1(b)

ARTICLES OF INCORPORATION

OF

APRIL CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of Colorado these Articles of Incorporation.

ARTICLE I

Name

        The name of the corporation shall be April Corporation.

ARTICLE II

Period of Duration

        This corporation shall exist perpetually unless dissolved according to law.

ARTICLE III

Purpose

        The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Corporation Code, including but not limited to the acquisition and sale of real and personal property and the construction and sale of dwellings.

ARTICLE IV

Capital

        The aggregate number of shares which this corporation shall have the authority to issue is 10 million (10,000,000) shares, with a par value of $.01 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.

ARTICLE V

Preemptive Rights

        A shareholder of the corporation shall be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE VI

Cumulative Voting

        The shareholders shall be entitled to cumulative voting.

ARTICLE VII

Share Transfer Restrictions

        The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

ARTICLE VIII

Registered Office and Agent

        The initial registered office and principal place of business of the corporation shall be 1700 Broadway, Suite 1505, Denver, Colorado 80290, and the name of the initial registered agent at such address is Mackintosh Brown. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IX

Board of Directors

        The initial board of directors of the corporation shall consist of one (1) director, and the name and address of the person who shall serve as director until the first annual meeting of shareholders or until his successors are elected and shall qualify is as follows:

    Mackintosh Brown
    1700 Broadway, Suite 1505
    Denver, Colorado 80290

        There need be only as many directors of the corporation as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. Any increase or decrease in the number of directors shall be provided for and fixed in the Bylaws of the corporation. In the absence of a Bylaw providing for the number of directors, the number shall be three.

ARTICLE X

Indemnification

        The corporation may:

          (A)  Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          (B)  The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but not indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          (C)  To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

          (D)  Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          (E)  Expenses (including attorney fees) incurred in defending a civil or criminal action, suite, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

          (F)  The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to b a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, personal representatives, executors, and administrators of such a person.

          (G)  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X.

ARTICLE XI

Transactions with Interested Directors

        No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

          (A)  The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

          (B)  The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (C)  The contract or transaction is fair and reasonable to the corporation.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE XII

Voting of Shareholders

        With respect to any action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

ARTICLE XIII

Incorporator

        The name and address of the incorporator is as follows:

    Mackintosh Brown
    1700 Broadway, Suite 1505
    Denver, Colorado 80290

        IN WITNESS WHEREOF, the above named incorporator signed these Articles of Incorporation on the 14th day of April, 1989.

/s/ MACKINTOSH BROWN
STATE OF COLORADO	)
CITY AND	) ss.
COUNTY OF DENVER	)

        I, the undersigned, a notary public, hereby certify that on April 14th, 1989, the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

        WITNESS my hand and official seal.

        My commission expires:           Jan. 31, 1991

/s/ PATRICIA A. CLARKE Notary Public

MAIL TO:
 COLORADO SECRETARY OF STATE
CORPORATIONS OFFICE
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 866-2361

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH

        Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of           State of Colorado           submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

          First:  The name of the corporation or limited partnership is:           April Corporation

          Second:  the address of its REGISTERED OFFICE is 7120 E. Orchard Road, Suite 400
                                                                                                    Englewood, Colorado 80111

          Third:  The name of its REGISTERED AGENT is           Charles H. Sanford

          Fourth:  The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

          Fifth:  The address of its place of business in Colorado is 7120 E. Orchard Road, Suite 400
                                                                                                    Englewood, Colorado 80111
                                                                                                    (Note 1)

	By	/s/	(Note 2)
Its ☒ president Its ☐ authorized agent Its ☐ registered agent (Note 3) Its ☐ general partner
STATE OF COLORADO COUNTY OF ARAPAHOE

        Subscribed and sworn to before me this 12th day of           December          , 1990. My commission expires           11/20/91          .

/s/ Notary Public (Note 4)
7120 E. Orchard Road Englewood CO 80111 Address

MAIL TO:
 Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 866-2361

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

          FIRST: The name of the corporation is (note 1)           April Corporation

          SECOND: The following amendment to the Articles of Incorporation was adopted on      April 12      1991, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

    ☐
    Such amendment was adopted by the board of directors where no shares have been issued.

    ☒
    Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

      See Amendment attached hereto as Exhibit A.

          THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

      See Exhibit A attached hereto.

          FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

      See Exhibit A attached hereto.

April Corporation		(Note 1)
By	/s/
Its President
and	/s/
	Its Secretary	(Note 2)
	Its Director	(Note 3)

EXHIBIT A
TO
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
APRIL CORPORATION

        RESOLVED that the Certificate of Incorporation of April Corporation is amended as follows:

          (1)   The amount of the total authorized capital stock of this Company is hereby decreased and reclassified and the number and par value are hereby changed so that the authorized capital stock of the Company, which prior to the filing of this amendment was 10,000,000 shares of common stock of the par value of $.01 per share, shall be 2,000,000 shares of common stock of a par value of $.10 per share, for a total authorized stated capital of $200,000.00.

          (2)   At the time this amendment becomes effective, each share of the prior common stock then issued and outstanding shall be and is hereby reclassified and changed into one-tenth full paid and nonassessable share of the authorized common stock, all without any further act of this Company or its shareholder; but subject in all respects to the provisions of paragraphs (3) and (4) hereof. The aggregate amount of capital of this corporation represented by said issued and outstanding shares of prior common stock at the time this amendment becomes effective, shall thereupon, to the extent of $.01 per share of prior common stock, be and become the aggregate amount of capital represented by the shares of the new common stock authorized herein into which such issued and outstanding shares of prior common stock are hereby reclassified and changed. The remainder of the capital represented by said shares of prior common stock shall be and become capital surplus.

          (3)   Upon this amendment becoming effective, the holders of the issued and outstanding shares of prior common stock shall cease to be holders of such shares, and shall be and become respectively the holders of full paid and non-assessable shares of the herein authorized common stock upon the bases specified in paragraph (2) above (but subject to the provisions of paragraph (4) hereof), whether or not certificates for shares of such herein authorized common stock are then issued or delivered, and the holders of such shares of prior common stock shall cease to be entitled to any rights, preferences, privileges or claims which they previously had or may now or hereafter have by reason of holding or owning of shares of such prior common stock. Each holder of a certificate or certificates representing issued and outstanding shares of the prior common stock shall be entitled, upon surrender of such certificates to this Company for cancellation, to receive new certificates representing the number of full paid and nonassessable shares of the herein authorized common stock (subject, however, to the provisions of paragraph (4) hereof), into which such issued and outstanding shares of prior common stock are hereby reclassified and changed as provided herein.

          (4)   If necessary, the Company may issue fractions of a share and the holder thereof shall be entitled to voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation.

          (5)   In conformity with the foregoing, ARTICLE IV of the Articles of Incorporation of the Company is hereby amended to read as follows:

ARTICLE IV

Capital

        The aggregate number of shares which this corporation shall have the authority to issue is 2 Million (2,000,000) shares, with a par value of $.10 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

 STATEMENT OF CHANGE OF
REGISTERED OFFICE OR
REGISTERED AGENT, OR BOTH

        Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

          State of Colorado

submits the following statement for the purpose of changing its registered office or its registered agent or both, in the state of Colorado:

  FIRST:  The name of t he corporation, limited partnership or limited liability company is:            April Corporation

  SECOND:  Street address of current REGISTERED OFFICE is:

          7120 East Orchard Road, Suite 400, Englewood, Colorado 80111
(Include City, State, Zip)

    and if changed, the new street address is:

          2707 Williamette Lane, Littleton, CO 80121
(Include City, State, Zip)

  THIRD:
  The name of its current REGISTERED AGENT is:           Charles H. Sanford

  and if changed, the new registered agent is:

  Signature of New Registered Agent

  Principal place of business

          2707 Williamette Lane, Littleton, CO 80121
(Include City, State, Zip)

        The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

  FOURTH:  If changing the principal place of business address ONLY, the new address is

Signature	/s/ LINDA A. ELLIOTT
Title	Linda A. Elliott, Vice President

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

STATEMENT OF CHANGE OF
REGISTERED OFFICE OR
REGISTERED AGENT, OR BOTH

        Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

          Colorado

submits the following statement for the purpose of changing its registered office or its registered agent or both, in the state of Colorado:

  FIRST:  The name of the corporation, limited partnership or limited liability company is:           April Corporation

  SECOND:  Street address of current REGISTERED OFFICE is:

          2707 Williamette LN Littleton, Colorado 80121
(Include City, State, Zip)

    and if changed, the new street address is:

          1675 Broadway, Suite 1200 Denver, CO 80202
(Include City, State, Zip)

  THIRD:
  The name of its current REGISTERED AGENT is:           Sanford Charles H

  and if changed, the new registered agent is:           The Corporation Company

  Signature of New Registered Agent           /s/ Mary R. Adams

  Principal place of business

          5775 Peachtree Dunwoody Rd, Atlanta, GA 30342
(Include City, State, Zip)

        The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

  FOURTH:  If changing the principal place of business address ONLY, the new address is

Signature	/s/ IAN MCCARTHY
Title	Ian J. McCarthy, PRESIDENT

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH Form 003
Filing fee: $5.00 revised 12/28/2001
Deliver 2 copies to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Please include a self-addressed envelope.

        The undersigned, pursuant to Title 7, Colorado Revised Statutes (C.R.S.), organized under the laws of           Colorado           (state or country of origin) delivers the following statement to the Colorado Secretary of State for filing:

          1.     The name of the entity is:

          APRIL CORPORATION
 (must be exactly as shown on the records of the Secretary of State)

          2.     If above entity is foreign, the assumed entity name, if any, currently using in Colorado:

          3.     The street address of its current registered office is:           1675 BROADWAY, STE 1200, DENVER, CO 80202

          4.     If the registered office address is to be changed, the street address of the new registered office is:

                     1560 Broadway, Denver, CO 80202
   (must be a street or other physical address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:

          5.     The name of its current registered agent is:      CORPORATION COMPANY (THE)

          6.     If the registered agent is to be changed, the name of the new registered agent is:           Corporation Service Company

          7.     The new registered agent's written consent (signature): /s/

          8.     (If the registered agent is changing the street address of the registered agent's business address, and the registered agent is executing this statement) Notice of the change has been given to the above named entity.

          9.     The street address of its registered office and of the business office of its registered agent, as changed, will be identical.

          (Optional) Address of its principal place of business is:
  and if changed, the new address of its principal place of business is:

          10.   The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is:

/s/ TERESA R. DIETZ	Signer's Name—printed	TERESA DIETZ
(individual's signature*)	Signer's Title*	SECRETARY
*Check appropriate statutes for execution (signature) requirements

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH
Form 150 Revised October 1, 2002
Filing fee: $5.00
Deliver 3* copies to: Colorado Secretary of State
Business Division, 1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us

        Pursuant to Title 7 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the following statement is delivered to the Colorado Secretary of State for filing.

          1.     The name of the entity is:

          April Corporation
 (must be exactly as shown on the records of the Secretary of State)

organized under the laws of           Colorado            (state or country of origin)

          2.     If above entity is foreign, the assumed entity name, if any, currently using in Colorado:

          3.     The street address of its current registered office (according to the existing records of the Secretary of State) is:

          4.     If the registered office address is to be changed, the street address of the new registered office is:

  (must be a street or other physical address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:

          5.     The name of its current registered agent (according to the existing records of the Secretary of State) is:

          6.     If the registered agent is to be changed, the name of the new registered agent is:

          7.     If the registered agent is changing the street address of the registered agent's business address, notice of the change has been given to the above named entity.

          8.     The street addresses of its registered office and of the business office of its registered agent, as changed, will be identical.

          9.     (Optional) Address of its principal place of business is:           5775 Peachtree Dunwoody Rd. Ste. B200 Atlanta, GA           and if changed, the new address of its principal place of business is:           Northpark Building 400, 1000 Abernathy Rd., Suite 1200, Atlanta, GA 30328

          10.   The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:           Teresa R. Dietz, 1000 Abernathy Rd., Ste 1200, Atlanta, GA 30328

        Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

        *NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal office of the entity.

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  Exhibit 3.1(b)
ARTICLES OF INCORPORATION OF APRIL CORPORATION